healthsouthinvestorrefer

Post Q3 2012 Earnings Release – Last updated November 13, 2012 I N V E S T O R R E F E R E N C E B O O K

The information contained in this presentation includes certain estimates, projections and other forward- looking information that reflect our current outlook, views and plans with respect to future events, including legislative and regulatory developments, strategy, capital expenditures, development activities, dividend strategies, repurchase of securities, effective tax rates, financial performance, and business model. These estimates, projections and other forward-looking information are based on assumptions that HealthSouth believes, as of the date hereof, are reasonable. Inevitably, there will be differences between such estimates and actual events or results, and those differences may be material. There can be no assurance that any estimates, projections or forward-looking information will be realized. All such estimates, projections and forward-looking information speak only as of the date hereof. HealthSouth undertakes no duty to publicly update or revise the information contained herein. You are cautioned not to place undue reliance on the estimates, projections and other forward-looking information in this presentation as they are based on current expectations and general assumptions and are subject to various risks, uncertainties and other factors, including those set forth in the Form 10-K for the year ended December 31, 2011, our Form 10-Q for the quarters ended March 31, 2012, June 30, 2012, and September 30, 2012, and in other documents we previously filed with the SEC, many of which are beyond our control, that may cause actual results to differ materially from the views, beliefs and estimates expressed herein. Note Regarding Presentation of Non-GAAP Financial Measures The following presentation includes certain “non-GAAP financial measures” as defined in Regulation G under the Securities Exchange Act of 1934. Schedules are attached that reconcile the non-GAAP financial measures included in the following presentation to the most directly comparable financial measures calculated and presented in accordance with Generally Accepted Accounting Principles in the United States. Our Form 8-K, dated November 13, 2012 to which the following supplemental slides are attached as Exhibit 99.1, provides further explanation and disclosure regarding our use of non-GAAP financial measures and should be read in conjunction with these supplemental slides. Forward-Looking Statements 2

Table of Contents

Our Company.......... 4-16

Industry Structure.......... 17-31

Historical Perspective.......... 32-41

Business Outlook: 2012 to 2014.......... 42-45

Guidance 46-50

Free Cash Flow.......... 51-54

Refinancing and Delevering.......... 55-59

Growth.......... 60-70

Operational Initiatives.......... 71-82

Operational Metrics.......... 83-86

Reconciliations to GAAP.......... 87-93

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Portfolio – As of September 30, 2012 99 Inpatient Rehabilitation Hospitals (“IRF”) • 29 operate as JV’s with Acute Care Hospitals 26 Outpatient Rehabilitation Satellite Clinics 25 Hospital-Based Home Health Agencies 27 + Puerto Rico Number of States ~ 22,500 Employees Key Statistics – Trailing 4 Quarters ~ $2.1 Billion Revenue 122,225 Inpatient Discharges 907,105 Outpatient Visits Patients Served Most Common Conditions (Q3 2012): 1. Neurological 21.2% 2. Stroke 16.1% 3. Other orthopedic conditions 9.4% 4. Fracture of the lower extremity 9.3% 5. Debility 8.9% 4 Largest Owner and Operator of Inpatient Rehabilitation Hospitals in the U.S. New Hospitals Walton acquisition in Augusta, GA; expect to close Q1 2013 Under construction, Ocala, FL; expect to be operational December 2012 Under construction, Stuart, FL; expect to be operational Q2 2013 Under construction, Littleton, CO; expect to be operational Q2 2013 CON approved for 50-bed hospital in Orlando, FL; expect to be operational 2nd half of 2014 CON approved for Middletown, DE; being contested CON approved for Williamson Co, TN; being contested Marketshare ~ 8% of IRFs (Total in U.S. = 1,152) ~ 18% of Licensed Beds ~ 23% of Patients Served Our Company

Our Hospitals Major Services • Rehabilitation Physicians: manage and treat medical needs of patients • Rehabilitation Nurses: oversee treatment programs of patients • Physical Therapists: address physical function, mobility, safety • Occupational Therapists: promote independence and re-integration • Speech-Language Therapists: treat communication and swallowing disorders • Case Managers: coordinate care plan with physician, caregivers and family • Post-discharge services: outpatient therapy and home health 5

Our Patients 6 Most Common Conditions (Q3 2012) 1. Neurological 21.2% 2. Stroke 16.1% 3. Other orthopedic conditions 9.4% 4. Fracture of the lower extremity 9.3% 5. Debility 8.9% 6. Knee/Hip replacement 8.3% 7. Brain Injury 8.0% 8. Cardiac conditions 3.6% 9. Spinal cord injury 4.0% 10. All other 11.2% Referral Sources 94% Acute Care Hospitals 5% Physician Offices 1% Skilled Nursing Facilities Admission to an IRF • Physicians and acute care hospital case managers are key decision makers. • All IRF patients must meet reasonable and necessary criteria and must be admitted by a physician. • All IRF patients must be medically stable and have potential to tolerate three hours of therapy per day (minimum). • IRF patients receive 24-hour, 7 days a week nursing care. • Average length of stay ~14 days

24 26 28 30 32 34 36 1Q09 2Q09 3Q09 4Q09 1Q10 2Q10 3Q10 4Q10 1Q11 2Q11 3Q11 4Q11 1Q12 2Q12 3Q12 Our Quality FIM Gain Change in Functional Independence Measurement (based on an 18 point assessment) from admission to discharge HealthSouth UDS Average (1) 7 (1) Average = Expected, Risk-adjusted for UDS database • Inpatient rehabilitation hospitals evaluate all patients at admission and upon discharge to determine their functional status. − The Functional Independence Measurement (“FIM”) patient assessment instrument is used for these evaluations. • The difference between the FIM scores at admission and upon discharge is called the “FIM Gain.” − The greater the FIM Gain, the greater the patient’s level of independence, the better the patient outcome.

Avg. Beds per IRF Avg. Medicare Discharges per IRF (2) Avg. Est. Total Payment per Discharge for FY 2013 Avg. Est. Total Cost per Discharge for FY 2013 HLS (1) = 97 67 896 $17,301 $12,371 Free- standing (Non-HLS) = 135 52 597 $18,603 $16,251 Hospital Units = 907 23 231 $18,249 $18,857 Total 1,139 30 331 $18,106 $16,805 Total Inpatient Rehabilitation Facilities (IRFs): 1,139 Our Cost-Effective ess HealthSouth differentiates itself by providing superior quality care at a lower cost.  Standardized clinical protocols Supply chain efficiencies Sophisticated management information systems HealthSouth “costs” Medicare less per patient, on average. Average Est. Total Cost per Discharge for FY 2011 8 (1) The 97 for HLS does not include HealthSouth Rehabilitation Hospital of Cypress, TX, which opened in October 2011, or HealthSouth Rehabilitation Hospital at Drake, which opened in December 2011. (2) In 2011, HealthSouth averaged 1,233 total Medicare and non-Medicare discharges per hospital in its 96 consolidated hospitals. Source: Medicare Report to Congress, Medicare Payment Policy, March 2012 – page 239 and 240, FY 2013 CMS Rate Setting File – see next page

CMS Fiscal Year 2013 IRF Rate Setting File Analysis Notes: (1) All data provided was filtered and compiled from the Centers for Medicare and Medicaid Services (CMS) Fiscal Year 2013 IRF rate setting file found at http://www.cms.gov/InpatientRehabFacPPS/07_DataFiles.asp#. The data presented was developed entirely by CMS and is based on its definitions which are different in form and substance from the criteria HealthSouth uses for external reporting purposes. Because CMS does not provide its detailed methodology, HealthSouth is not able to reconstruct the CMS projections or the calculation. (2) The CMS file contains data for each of the 1,139 inpatient rehabilitation facilities used to estimate the policy updates for the FY 2013 IRF-PPS Final Rule. Most of the data represents historical information from the CMS fiscal year 2011 period and does not reflect the same HealthSouth hospitals in operation today. The data presented was separated into three categories: Freestanding, Units, and HealthSouth. HealthSouth is a subset of Freestanding and the Total. 9

Medicaid – 1.4% Varies by state Other Third-Party Payors – 2.0% Variety of methodologies Workers’ Comp/ Patients / Other Variety of methodologies Managed Care (includes managed Medicare, which represents 7% of total revenues) Medicare Payment Methodology Payor Source 10 Prospective Payment System (“PPS”) – Payments based on Case Mix Groups (“CMGs”) • Diagnosis of patient’s illness – Fixed payment per CMG adjusted for: • Acuity/severity • Regional wage differential • Patient outcomes – Per diems for “short stays” Per Diem or CMG – Negotiated rate – Some are “tiered” for acuity/severity 4.4% 19.1% 73.1% Our Payors (Q3 2012)

HealthSouth’s volume growth has outpaced competitors’ (1) Data provided by UDSMR, a data gathering and analysis organization for the rehabilitation industry; represents ~ 65-70% of industry, including HealthSouth sites. (2) Includes consolidated HealthSouth inpatient rehabilitation hospitals classified as same store during that time period. Historic Discharge Growth vs. Industry - 30,000 60,000 90,000 120,000 2008 2009 2010 2011 2012 Q4 Q3 Q2 Q1 4.2% 3.0% 6.0% 4.7% 5.9% 5.9% 5.8% 5.9% 2.7% 2.5% 1.3% 11 4.2% 5.0% 1.2% 3.5% 1.4% 4.0% -0.5% 1.7% 2.0% 5.0% -0.5% 1.9% TBD 1.7% Quarterly • TeamWorks = standardized and enhanced sales & marketing • Bed additions will help facilitate continued organic growth 2.1% 5.1% 6.1% 7.8% Yearly Discharge 6.9% 5.6% 3.1% 5.2% 4.4% Growth (9 Months) Q111 vs. Q211 vs. Q311vs. Q411 vs. Q112 vs. Q212 vs. Q312 vs. Q110 Q210 Q310 Q410 Q111 Q211 Q311 Quarterly Discharge Growth Same Store HealthSouth vs. Industry UDS Industry Sites (1) HLS Same Store (2) 1.8% 6.5% 1.0% 5.0% 1.4% 1.9% 3.3% TBD 2.7% Yearly 2011 2012 2008 │ 2009 │ 2010 │ 2011 │ -1.4% 9 Months 2012

$1,608 $1,701 $1,785 $1,878 $2,027 $2,127 2007 2008 2009 2010 2011 Trailing 4Qtrs Revenue Our Track Record ($ in millions) (1) Reconciliation to GAAP provided on slides 53 and 88 - 93. (2) 2010 includes an income tax benefit of ~$741 million primarily due to the reversal of a substantial portion of the valuation allowance against deferred tax assets. $307 $323 $364 $410 $466 $500 2007 2008 2009 2010 2011 Trailing 4 Qtrs Adjusted EBITDA (1) 96,700 103,356 109,106 112,514 118,354 122,225 2007 2008 2009 2010 2011 Trailing 4Qtrs Discharge Volume 12 $191 $220 $77 $890 $159 $190 2007 2008 2009 2010 2011 Trailing 4Qtrs Income from Continuing Operations Attributable to HealthSouth (2)

$2.04 $1.81 $1.66 $1.51 $1.25 $1.26 0 1 2 3 4 5 6 7 $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 YE 2007 YE 2008 YE 2009 YE 2010 YE 2011 Trailing 4Qtrs Total Debt 6.7x 2.5x(2) Our Track Record 13 Leverage Ratio (1) (billions) ($79) $9 $155 $181 $243 $286 $11 ($70) ($20) $30 $80 $130 $180 $230 2007 2008 2009 2010 2011 Trailing 4QTrs Adjusted Free Cash Flow (1) (millions) Swap Cash Payments Final swap payment in March 2011 (1) Based on 2007 and trailing 4 Qtrs Adjusted EBITDA of $306.7 million and $500.2 million, respectively; reconciliation to GAAP provided on slides 52, 53, and 88 – 93. (2) Based on the proforma debt level reflecting the redemption of 10% of the 2018 and 2022 Senior Notes in October 2012; see slide 56. Interest Expense $229 $93

PPACA Signed Into Law MMSEA (Final Establish- ment of 60% rule) Medicare Price Rollback & 18 Month Freeze 1st Medicare IRF Price Increase Since 2007 CMS Implements New Coverage Criteria for IRF Admissions Price Increase: Less PPACA Adjustment RECESSION 25,000 25,500 26,000 26,500 27,000 27,500 28,000 28,500 29,000 29,500 30,000 30,500 31,000 $50 $60 $70 $80 $90 $100 $110 $120 Q108 Q208 Q308 Q408 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 HealthSouth has successfully managed through Medicare payment cuts and an economic recession… 14 Adjusted EBITDA ($million) Discharges

15 3,188 Licensed Beds in CON States Our Assets 99 (1) Inpatient Rehabilitation Hospitals; 6,598 Licensed Beds (2) 3,410 Licensed Beds in Non-CON States 24 Own Hospital Building Only 41 Own Building and Land 34 Lease Building and Land A Certificate of Need (CON) is a legal document required in many states and some federal jurisdictions before proposed acquisitions, expansions, or creations of facilities are allowed. (1) 2 of the 99 HealthSouth hospitals are non-consolidated. Of those 2, 1 is lease building and land, and 1 is own building and land. (2) Excludes 174 licensed beds at non-consolidated hospitals

Strong and Sustainable Business Fundamentals • Located in Medicare growth markets • Flexible, accelerated de novo strategy • Hospital acquisitions and unit consolidations Growth Opportunities • Strong balance sheet; ample liquidity, no near-term maturities • Minimal cash income tax expense ($8 - $12 million / year) attributable to NOLs • Substantial free cash flow generation Financial Strength • #1 market share: above industry same-store growth and margins • Consistent achievement of high-quality, cost-effective care • Roll-out of state-of-the-art clinical information system Industry Leading Position • Favorable demographic trends • Nondiscretionary nature of many conditions treated in IRFs • Highly fragmented industry Attractive Healthcare Sector 16 • Focused labor management • Continued improvements in supply chain • Significant operating leverage of G&A expense Cost-Effectiveness • Portfolio of strategically located, well-designed physical assets • 99 IRFs (1); 65 owned and 34 long-term, real estate leases • Relatively low maintenance capex requirements Real Estate Portfolio (1) Inclusive of nonconsolidated entities

Industry Structure 17

Person a l He a lt hc a re: $2,266. 9 Source: Center for Medicare & Medicaid Services, National Health Expenditure Data for year ended December 2011 – Table 2 Overall Healthcare Spending Hospital Care Includes Inpatient Rehabilitation, Long-Term Care Hospitals $831.4 $145.6 $718.0 $137.6 $75.7 $358.7 Nursing Care Facilities and Continuing Care Retirement Communities He a lt h C onsu m p tion S p en d : $2,540.8 Professional Services Other Health, Residential and Personal Care Home Health Care Retail of Medical Products $35.6 Government Administration $152.1 Net Cost of Health Insurance $86.2 Government Public Health $167.6 Investment National Healthcare Spending: $2,708.4 billion 18 (billions)

Medicare 2011 Spending = $546.5 Billion (1) (1) Percentages are based upon total Medicare spending of $546.5 billion, net of recoveries (CBO March 2012 Medicare Baseline - page 2) (2) Inpatient Hospital includes spending for acute care hospitals along with, inpatient rehabilitation and long-term care hospital services; in 2011, Medicare spent $6.7 and $5.4 billion, respectively, for these services (MedPAC June 2012 Databook – page 118). (3) Other Services reflects spending for hospice; in 2010, Medicare spent $13.0 billion for hospice services. (MedPAC December 2011 Public Meeting, Assessing Payment Adequacy). Other Services also reflects spending for various other outpatient services. $ 31.4B Skilled Nursing $ 135.3B Inpatient Hospital (2) $ 67.3B Physician Payments $ 30.3B Outpatient Hospital $ 19.0B Home Health $ 65.5B Other Services (3) $ 131.9B Medicare Managed Care $ 65.8B Outpatient Rx 6% 25% 24% 12% 12% 3% 6% 12% $6.7B (1%) Inpatient Rehabilitation Hospitals (Included in Inpatient Hospitals) Medicare Part B Medicare Part C Medicare Parts A&B Medicare Part D Medicare Part A 19

Preventive Routine health care that includes screenings, check-ups, and patient counseling to prevent illnesses, disease, or other health problems Acute Medical treatment of diseases for which a patient is treated for a brief but severe episode of illness Ambulatory Medical care delivered on an outpatient basis. e.g., blood tests, X-rays, endoscopy, certain biopsies, certain surgical procedures Post-Acute Medical care provided after a period of acute care. e.g., inpatient rehabilitation hospitals, long- term acute care, hospice, skilled nursing homes, home health Continuum of Healthcare Services 20

$0 $10 $20 $30 $40 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Total Medicare Spending on Post-Acute Services $63.5 billion in 2011 Note: These numbers are program spending only and do not include beneficiary copayments. Sources: Center for Medicare & Medicaid Services, Medicare Trustees Report May 2012 – Page 6, MedPAC Data Book, June 2012 – page 118, MedPAC Report to Congress, Medicare Payment Policy, March 2012 – pages 184,193, 225, 227, 248, 251, 271, and 272. Medicare Spending on Post-Acute Services Skilled nursing facilities 18.5% Home health agencies 19.4% Inpatient rehabilitation hospitals 8.8% Long-term acute care hospitals 6.4% 21 2010 Medicare Margin Post-Acute Settings Inpatient rehabilitation spending (% of total Medicare spending) 1.8% 2.1% 2.2% 2.1% 1.9% 1.5% 1.4% 1.3% 1.2% 1.2% 1.2% 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 Projected 2012 Medicare Margins >14% 13.7% 8.0% 4.8%

Geographic Distribution of IRFs, 2010 22 Source: MedPAC Report to Congress, Medicare Payment Policy, March 2012 – page 235

Supply of IRFs remained stable in 2010

IRF Statistics	2002	2004	2008	2009	2010	Average annual change 2002-2004	Average annual change 2004-2008	Annual change 2008-2009	Annual change 2009-2010
Medicare spending (in billions)	$5.65	$6.43	$5.95	$6.03	$6.32	6.7%	-1.9%	1.3%	4.8%
Number of cases	446,000	495,000	356,000	364,000	359,000	5.3%	-7.9%	2.2%	-1.3%
Unique patients per 10,000 FFS beneficiaries	115.7	123.0	91.5	93.0	91.1	3.1%	-7.1%	1.6%	-2.1%
Payment per case	$11,127	$13,290	$16,646	$16,552	$17,085	9.3%	5.8%	-0.6%	3.2%
ALOS (in days)	13.2	12.7	13.3	13.1	13.1	-2.3%	1.3%	-1.4%	0.0%

Note: FFS (fee-for-service), IRF (inpatient rehabilitation facility), ALOS (average length of stay). With respect to unique FFS patients in a particular year, each IRF FFS patient is counted only once during that year, regardless of whether the patient had multiple IRF admissions in that year. Data on spending are from the Office of the Actuary and the rest of the data are from MedPAR files. Data from the MedPAR files differ from the March 2011 report due to a refinement in the methodology used to analyze the MedPAR files. However, the trends in IRF volume described in previous reports – that volume declined after 2004, stabilized in 2008, and remained stable in 2009 – are still consistent.

Source: MedPAC Report to Congress, Medicare Payment Policy, March 2012 – page 238

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24 Inpatient Rehabilitation Sector Margins Type of IRF 2002 2003 2004 2005 2006 2007 2008 2009 2010 All IRFs 10.8% 17.8% 16.7% 13.4% 12.4% 11.9% 9.5% 8.4% 8.8% Urban 11.3 18.2 16.9 13.5 12.6 12.1 9.7 8.6 9.1 Rual 5.9 12.5 13.9 11.8 10.6 10.0 7.6 6.3 5.5 Freestanding 18.5 22.9 24.7 20.7 17.5 18.5 18.2 20.3 21.4 Hospital based 6.1 14.8 12.2 9.3 9.7 8.1 4.1 0.4 -0.2 Nonprofit 6.5 14.7 12.8 10.3 10.7 9.7 5.6 2.3 2.0 For profit 18.5 23.7 24.4 19.7 16.3 16.8 16.7 19.0 19.8 Government N/A N/A N/A N/A N/A N/A N/A N/A N/A Number of beds 1 to 10 1.6 3.7 3.4 -2.8 -3.9 -2.9 -5.0 -11.6 -10.9 11 to 21 3.3 11.2 9.6 6.1 7.0 5.4 0.7 -2.6 -3.2 22 to 59 10.0 17.9 16.1 13.4 12.4 11.2 8.5 6.6 7.0 60 or more 16.4 22.2 22.5 19.0 17.5 18.0 17.1 18.3 18.5 PPS Note: IRF (Inpatient rehabilitation facility), PPS (prospective payment system), N/A (not available). Government-owned providers operate in a different context from other providers, so their margins are not necessarily comparable. Source: MedPAC analysis of Medicare cost report data from CMS. Medicare Report o Congress, Medicare Payment Policy Report, March 2012 - page 248

Post-Acute Care ("PAC") Setting Percent Discharged from Hospital to PAC Setting Percent Rehospitalized after Using PAC Setting Percent Died in PAC Setting Skilled Nursing Facility 17.3% 22.0% 5.4% Home Health 16.0% 18.1% 0.8% Long-Term Care Hospital 1.0% 10.0% 15.5% Inpatient Rehabilitation 3.2% 9.4% 0.4% Inpatient Psychiatric 0.5% 8.7% 0.4% Hospice 2.1% 4.5% 82.2% TOTAL 40.0% 18.0% 6.2% Readmission Rates Note: Use of home health care and hospice is based on care that starts within three days of discharge. Other PAC care starts within one day of discharge. Home health use includes episodes that overlap an inpatient stay. Source: MedPAC Data Book, Healthcare Spending and the Medicare program, June 2008 – Chart 9-3 25

“60% Rule”: Medicare Regulation for Rehabilitation Hospitals 26 1983 1983: 75% Rule established -- Requires 75% of IRF patients to have a qualifying condition if the IRF is to maintain reimbursement on a “cost plus” basis vs. “prospective” ( i.e., fixed) basis. The 60% Rule requires at least 60% of all patients admitted must have at least one medical diagnosis or functional impairment from a list of 13 compliant conditions (a.k.a “compliant conditions” or “CMS-13”). 2002 2004 2007 2002: IRF reimbursement transitions to prospective payment system (“PPS”) 2002: CMS suspends 75% Rule implementation 2004: “New” 75% Rule initiated with a “new” list of “qualifying conditions” 2007: 75% Rule permanently changed to “60 Rule” with passage of “Medicare, Medicaid & SCHIP Extension Act of 2007” Paid for through a Medicare price rollback & 18 month freeze from 4/1/2008 to 9/30/2009

Inpatient Rehabilitation Hospital (IRF): Qualifying Conditions 27 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Polyarthritis (includes “joint replacement”) Original Qualifying Conditions 1. Stroke 2. Brain injury 3. Amputation 4. Spinal cord 5. Fracture of the femur 6. Neurological disorder 7. Multiple trauma 8. Congenital deformity 9. Burns 10. Osteoarthritis (after less intensive setting) 11. Rheumatoid arthritis (after less intensive setting) 12. Joint replacement 13. Systemic vasculidities (after less intensive setting) New Qualifying Conditions Became  Bilateral  Age > 85  Body mass index > 50 % Lower extremity joint replacement 2006 2008 2011 HealthSouth 14.6% 10.9% 8.4% UDS Industry minus HealthSouth 17.5% 13.6% 11.4%

Site Neutral Payments – A Complicated Issue (Post-Acute Payment Reform Background) 28 (1) Post-Acute Care Payment Reform Demonstration Report to Congress Supplement—Interim Report, May 2011, RTI International 2005: • The Deficit Reduction Act of 2005 directed CMS to conduct a study aimed at reforming and harmonizing the disparate methods of paying for services in post-acute settings that could be substituted for one another. • The study required utilization of a uniform patient assessment instrument. • CMS contracted with Research Triangle Institute (RTI) to perform the study. 2012: • RTI released a 353 page report (1). • IRF patients had: ― Greatest self-care change (improvement) ― Greatest change in overall mobility improvement • Data are preliminary and more research is forthcoming. Next steps (1) : • Refinement of existing models • Additional models predicting discharge destinations, mortality, and length of stay • Further work in examining resource intensity, costs, and outcomes to better understand and validate preliminary findings • Further analysis of patient- specific cost of non-therapy ancillary use is needed to understand how their costs vary by patient complexity • Consideration around the desirability and feasibility of a composite cost measure that combines therapy, non-therapy ancillaries, and fixed costs • Additional analysis that attempts to link selected outcomes to payment and other incentive structures

Different Levels of Services

Rehab Hospital		Nursing Home	
Average Length of Stay [1]	**= 13.1 days**	**Average Length of Stay [2]**	**= 30 days**
Discharge to Home (percent) [2]	**= 81.1%**	**Discharge to Home (percent) [2]**	**= 45.5%**
Requirements:		**Requirements:**	
Rehab hospitals must also satisfy regulatory/policy requirements for hospitals, including Medicare hospital conditions of participation		No similar requirement; Nursing homes are regulated as nursing homes only	
All patients must be admitted by a rehab physician.		No similar requirement	
Rehab physicians must re-confirm each admission w/n 24 hours.		No similar requirement	
All patients, regardless of diagnoses/condition, must demonstrate need and receive at least 3 hours of daily intensive therapy.		No similar requirement	
All patients must see a rehabilitation physician "in person" at least 3 times weekly.		No similar requirement; some SNF patients may go a week or longer without seeing a physician, and often a non-rehabilitation physician.	
Rehab hospitals required to provide 24 hour, 7 days per week nursing care; many nurses are RNs and rehab nurses.		No similar requirement	
Rehab hospitals are required to use a coordinated interdisciplinary team approach led by a rehab physician, includes a rehab nurse, a case manager, and a licensed therapist from each therapy discipline who must meet weekly to evaluate/discuss each patient's case.		No similar requirement; Nursing homes are not required to provide care on a interdisciplinary basis and are not required to hold regular meetings for each patient.	
Rehab hospitals are required to follow stringent admission/coverage policies and must carefully document justification for each admission; further restricted in number/type of patients (60% Rule)		Nursing homes have comparatively few policies governing the number or types of patients they treat.	

(1) MedPAC, Report to the Congress: Medicare Payment Policy, March 2012 – Pages 236 - 238
(2) Centers for Medicare and Medicaid Services, FY 2012 SNF-PPS Final Rule, 76 Fed. Reg. 48486, 48525, and 48499 (August 8, 2011); March 2005 report in the Archives of Physical Medicine and Rehabilitation (http://www.archives-pmr.org/article/PIIS0003999304012493/abstract)

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CMS: Inpatient Rehabilitation vs. Skilled Nursing

48486 **Federal Register** / Vol. 76, No. 152 / Monday, August 8, 2011 / Rules and Regulations

DEPARTMENT OF HEALTH AND HUMAN SERVICES

Centers for Medicare & Medicaid Services

42 CFR Part 413

[CMS–1351–F]

RIN 0938–AQ29

Medicare Program; Prospective Payment System and Consolidated Billing for Skilled Nursing Facilities FY 2012

AGENCY: Centers for Medicare & Medicaid Services (CMS), HHS.

ACTION: Final rule.

SUMMARY: This final rule updates the payment rates used under the prospective payment system for skilled nursing facilities (SNFs) for fiscal year 2012. In addition, it recalibrates the case-mix indexes so that they more accurately reflect parity in expenditures between RUG–IV and the previous case-mix classification system. It also includes a discussion of a Non-Therapy Ancillary component currently under development within CMS. In addition, this final rule discusses the impact of certain provisions of the Affordable Care Act, and reduces the SNF market basket percentage by the multi-factor productivity adjustment. This rule also implements certain changes relating to the payment of group therapy services

B. Requirements of the Balanced Budget Act of 1997 (BBA) for Updating the

3. Wage Index Adjustment to Federal Rates
4. Updates to Federal Rates
5. Relationship of RUG–IV Case-Mix Classification System to Existing Skilled Nursing Facility Level-of-Care Criteria

G. Consolidated Billing
H. Application of the SNF PPS to SNF

Processing
BBA Balanced Budget Act of 1997, Public Law 105–33
BBRA Medicare, Medicaid, and SCHIP Balanced Budget Refinement Act of 1999,

"… MedPAC's analysis of recent quality measure data related to rehospitalizations suggests that quality of care within SNFs has not been improving … Since 2000, one outcome measure (the risk-adjusted rate of rehospitalization for any of five care-sensitive conditions) exhibited almost no change …

… shifting IRF patients toward SNF care does not necessarily improve the quality of care provided to the beneficiaries. A March 2005 report in the Archives of Physical Medicine and Rehabilitation found that 81.1 percent of IRF patients were discharged to home, compared to 45.5 percent of SNF residents. Additionally, IRF patients appeared to have shorter lengths of stay, averaging approximately a 13-day stay, compared to the average 36-day stay for a SNF resident. Finally, when patients discharged from each setting were reviewed 24 weeks after discharge, IRF patients had consistently better outcomes and displayed a faster rate of recovery."

"Given these findings, we do not agree with those commenters who would assume that shifting patients from the IRF setting to a SNF setting is necessarily more beneficial to the patient or the Medicare Trust Fund."

Source: http://www.gpo.gov/fdsys/pkg/FR-2011-08-08/pdf/2011-19544.pdf

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Specific Post-Acute Regulatory Changes

Future Regulatory Risk	Inpatient Rehabilitation Facility	Skilled Nursing Facility	Long-Term Acute Care Hospital	Home Health	Hospice
1. Re-basing payment system	No	Yes; RUGS IV and MDS 3.0 parity adjustment implemented in FY 2012 (-12.6%)	No	Yes; CY 2012 re-weighted case weights and payment from high therapy to low or no therapy; Further rebasing required as part of PPACA starting in 2014	Yes: Required by PPACA beginning in 2013; Modified wage index system being phased in over 7-year period beginning in FY 2010
2. Major outlier payment adjustments	No	No	Yes; will occur when MMSEA relief expires (short stay outliers)	Yes; 10% cap per agency	No
3. Upcoding adjustments	No	No	3.75% payment adjustment for FY 2013; phased in over 3-year period	Yes; CY 2012(-3.79%), and CY 2013 (-1.32%)	No
4. Patient criteria	No; 60% Rule admission criteria already in place	No	Congressional Bill introduced developing criteria	No; Patient – physician "face-to-face" encounter & new therapy documentation implemented in 2011	No; Patient – physician "face-to-face" encounter implemented in 2011
5. Healthcare Reform • Market basket update reductions • Productivity adjustments • Bundling pilot established • Independent Payment Advisory Board • New quality reporting requirements • Value based purchasing • Hospital readmission penalties	• Known • Began FY 2012 • By 2013 • CY 2019 • Being implemented • Pilot begins 2016 • Post 2012	• Known • Began FY 2012 • By 2013 • FY 2015 • Being implemented • Post 2012 • Post 2012	• Known • Began FY 2012 • By 2013 • CY 2019 • Being implemented • Pilot begins 2016 • Post 2012	• Known • Begins 2015 • By 2013 • CY 2015 • Being implemented • Post 2012 • N/A	• Known • Begins 2013 • N/A • CY 2019 • Being implemented • Pilot begins 2016 • N/A
6. Other	N/A	New group therapy definition/requirements	Moratorium on new LTCHs to sunset at end of 2012; CMS extends for 1 year, 25% Rule regulatory relief beginning in FY 2013	Limits on transfer of ownership	N/A
	• Future efforts to address the cost associated with the prevention of the statutory decrease of more than 27% in Medicare physician reimbursement referred to as the "doc-fix". • Implemented "Outpatient Therapy Caps" and manual medical review				
7. Deficit Reduction	• The Budget Control Act of 2011 includes up to a 200 bps reduction of Medicare programs payments effective February 2013.				

Sources: Healthcare Reform Bill (PPACA, HERA),CMS Regulatory published rules and MMSEA

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Historical Perspective 32

Historical Perspective: Massive Restructuring Effort 2004 thru early 2008 December 2004 June 2005 December 2005 June 2006 December 2006 June 2007 December 2007 Reached DOJ/CMS Settlement ($325M) Filed 2000- 2003 Form 10-K Completed Senior Notes Offering ($1.0B) Announced Divestitures Finalized Securities Litigation Settlement ($445M) Received Tax Recovery ($440M) Completed Corporate Campus Sale ($44M) Cured Bond Defaults Secured New Bank Credit ($2.55B) Reached SEC Settlement ($100M) Relisted on NYSE Completed Divestitures ($1.2B) • 1+million man-hours to reconstruct financial statements • 1.4 million accounts analyzed  92% required adjustment • All government settlements paid in full by YE 2007 33 Recruited:  New Board of Directors  New Management team Sale of 400K shares of 6.50% Convertible Perpetual Preferred Stock June 2008

Historical Perspective 34 $307 $323 $364 $410 $466 2007 2008 2009 2010 2011 Adjusted EBITDA (1) (1) Reconciliation to GAAP provided on slides 53 and 88 - 93. 2007: Focused on Debt Reduction and Settlement Resolution • Divested surgery centers, outpatient, and diagnostic divisions • Used proceeds plus tax refund to repay $1.4 billion of debt • Reduced G&A to match residual business size • Piloted TeamWorks sales and marketing • 75% rule frozen at 60% (MMSEA) • Completed all settlement payments 2008: Focused on Achieving Balance between Debt Reduction and Organic Growth • Established 2008-2010 business model ― 4% discharge growth; 5-8% Adjusted EBITDA growth; 15-20% adjusted EPS growth • Balanced delevering and growth/development strategies • Completed TeamWorks sales and marketing roll-out • Absorbed Medicare reimbursement rollback (Q2) • Repaid $228 million of long-term debt (8.8 million share equity issuance and prior period tax refunds) • Financial market turmoil (Q3) ― HealthSouth suspended development and increased focus on delevering

$50 $90 $130 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Historical Perspective 35 2009 Adjusted EBITDA (1) = $363.7 (1) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93. (millions) 2009: Focused on Debt Reduction with Increased Emphasis on Organic Growth • Continued focus on delevering (approx. $151 million in debt repaid) • Focused on organic growth; TeamWorks sustainability module rolled out • Issued 5 million shares for securities litigation settlement (Q3) • Received first Medicare market basket update in 18 months (Q4) • Reinvigorated development efforts (Q4)

$50 $90 $130 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 Historical Perspective 36 2010 Adjusted EBITDA (1) = $409.6 (1) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93. (millions) 2009 Adjusted EBITDA (1) = $363.7 2010: Focused on Debt Reduction with Increased Emphasis on Organic Growth • Healthcare reform passed; reduced future market basket updates • Weak acute care referral volumes • Adjusted annual volume growth target to 2.5-3.5% • Development efforts pay off ― 2 de novos, 2 IRF acquisitions, 2 unit acquisitions • Completed Senior Notes offering with 2018 and 2022 maturities (7.25% and 7.75% coupon, respectively) • Refinanced term loans and revolver (Q4) ― Repaid $151.2 million in debt ― Flexibility to repay the 10.75% notes due in 2016 and callable beginning in June 2011

Historical Perspective

2011: Focused on Accelerating Organic Growth and Deployment of Free Cash Flow

- Grew volumes 5.2%
- Sold 5 long-term acute care hospitals (LTCHs); closed remaining LTCH
- Raised $122 million by reopening 2018 and 2022 Senior Notes
- Retired approx. $501 million of 10.75% Senior Notes due 2016
- Opened one de novo (Cypress); acquired Drake; received approval for two CONs
- Slowed development efforts due to regulatory uncertainty; reinstated development efforts are the BCA (1) outcome was known.
- Board of directors authorized $125 million common stock repurchase



$130
$90
$50
(millions)
YOY Growth 13.8%
2009 Adjusted EBITDA (2) = $363.7
2010 Adjusted EBITDA (2) = $409.6
2011 Adjusted EBITDA (2) = $466.2
Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312

(1) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as "sequestration," will result in a net decrease to our net operating revenues of approx. $34 million annually in 2013.

(2) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93.

37

HEALTHSOUTH

$50 $90 $130 Q109 Q209 Q309 Q409 Q110 Q210 Q310 Q410 Q111 Q211 Q311 Q411 Q112 Q212 Q312 2011 Adjusted EBITDA (1) = $466.2 Historical Perspective 38 2010 Adjusted EBITDA (1) = $409.6 (1) Reconciliation to GAAP provided on slides 53, 88 – 91, and 93. (millions) 2009 Adjusted EBITDA (1) = $363.7 9 Months 2012 Adjusted EBITDA (1) = $377.3 2012: Focused on Accelerating Organic Growth and Deployment of Free Cash Flow • Established 2012 – 2014 business model ― 2.5-3.5% discharge growth; 5-8% Adjusted EBITDA CAGR ― 12-17% adjusted free cash flow CAGR • Purchased 46,645 shares of our convertible perpetual preferred stock for $46.5 million • Acquired a 34-bed inpatient rehabilitation unit to consolidate with our existing hospital in San Antonio, TX • Upgraded to Ba3 and BB- by Moody’s and S&P, respectively • Amended senior secured credit facility • Issued $275 million of 5.75% Senior Notes maturing 2024 • Redeemed 10% of the 2018 and 2022 Senior Notes (~$65 million)

Revenues & Expenses

	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Q4	Q3	Q2	Q1	Full Year		
Revenues (millions)	2012	2012	2012	2011	2011	2011	2011	2010	2010	2010	2010	2011	2010	2009
Inpatient	$ 498.9	$ 495.0	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 452.3	$ 422.6	$ 427.6	$ 420.2	$ 1,866.4	$ 1,722.7	$ 1,621.5
Outpatient and other	38.1	38.4	38.0	38.0	38.9	39.7	43.9	38.6	38.2	39.7	38.4	160.5	154.9	163.4
Consolidated net operating	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 2,026.9	$ 1,877.6	$ 1,784.9
(Actual Amounts)														
Discharges	30,569	30,719	30,871	30,066	29,350	29,811	29,127	29,462	27,931	28,098	27,023	118,354	112,514	109,106
Net patient revenue / discharge	$16,320	$16,114	$16,216	$ 15,968	$ 15,632	$ 15,612	$ 15,865	$ 15,352	$ 15,130	$ 15,218	$ 15,550	$ 15,770	$ 15,311	$ 14,862
Expenses (millions)														
Salaries and benefits	$ 262.3	$ 257.4	$ 261.0	$ 251.4	$ 245.0	$ 241.6	$ 244.0	$ 237.5	$ 231.7	$ 226.2	$ 226.3	$ 982.0	$ 921.7	$ 887.4
Percent of net operating revenues	48.8%	48.3%	48.5%	48.5%	49.2%	47.8%	48.2%	48.4%	50.3%	48.4%	49.3%	48.4%	49.1%	49.7%
EPOB (employees per occupied bed) [(1)]	3.46	3.41	3.34	3.46	3.53	3.47	3.39	3.50	3.56	3.47	3.42	3.47	3.49	3.52
Hospital-related expenses	$ 111.0	$ 112.6	$ 112.0	$ 105.7	$ 107.5	$ 113.7	$ 108.3	$ 110.1	$ 100.9	$ 106.5	$ 96.3	$ 435.2	$ 413.8	$ 388.4
(other operating, supplies, occupancy)														
Percent of net operating revenues	20.7%	21.1%	20.8%	20.4%	21.6%	22.5%	21.4%	22.4%	21.9%	22.8%	21.0%	21.5%	22.0%	21.8%
General and administrative	$ 23.2	$ 22.1	$ 23.9	$ 23.9	$ 21.5	$ 22.1	$ 22.7	$ 23.1	$ 21.5	$ 22.7	$ 22.5	$ 90.2	$ 89.8	$ 91.1
(excludes stock-based compensation)														
Percent of net operating revenues	4.3%	4.1%	4.4%	4.6%	4.3%	4.4%	4.5%	4.7%	4.7%	4.9%	4.9%	4.5%	4.8%	5.1%
Provision for doubtful accounts	$ 7.0	$ 6.5	$ 6.3	$ 6.1	$ 5.1	$ 5.0	$ 4.8	$ 1.6	$ 3.7	$ 5.2	$ 5.9	$ 21.0	$ 16.4	$ 30.7
Percent of net operating revenues	1.3%	1.2%	1.2%	1.2%	1.0%	1.0%	0.9%	0.3%	0.8%	1.1%	1.3%	1.0%	0.9%	1.7%

(1) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

39

HEALTHSOUTH

Adjusted EBITDA (1)

(Millions)	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010	Full Year 2009
Net operating revenues	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 2,026.9	$ 1,877.6	$ 1,784.9
Less Provision for doubtful accounts	(7.0)	(6.5)	(6.3)	(6.1)	(5.1)	(5.0)	(4.8)	(1.6)	(3.7)	(5.2)	(5.9)	(21.0)	(16.4)	(30.7)
Net operating revenues less provision for doubtful accounts	530.0	526.9	532.3	512.0	492.6	500.1	501.2	489.3	457.1	462.1	452.7	2,005.9	1,861.2	1,754.2
Operating expenses:														
Salaries and benefits (2)	(262.3)	(257.4)	(261.0)	(251.4)	(245.0)	(241.6)	(244.0)	(237.5)	(231.5)	(226.2)	(226.3)	(982.0)	(921.5)	(887.4)
Hospital-related expenses:														
Other operating expenses	(75.4)	(74.4)	(73.0)	(67.4)	(70.3)	(75.4)	(70.9)	(72.1)	(65.4)	(70.8)	(61.2)	(284.0)	(269.5)	(246.7)
Supplies	(23.8)	(25.9)	(26.5)	(26.1)	(24.7)	(26.2)	(25.8)	(26.1)	(24.1)	(25.0)	(24.2)	(102.8)	(99.4)	(96.8)
Occupancy costs (3)	(11.8)	(12.3)	(12.5)	(12.2)	(12.5)	(12.1)	(11.6)	(11.9)	(11.4)	(10.7)	(10.9)	(48.4)	(44.9)	(44.5)
	(111.0)	(112.6)	(112.0)	(105.7)	(107.5)	(113.7)	(108.3)	(110.1)	(100.9)	(106.5)	(96.3)	(435.2)	(413.8)	(388.0)
General and administrative expenses (4)	(23.2)	(22.1)	(23.9)	(23.9)	(21.5)	(22.1)	(22.7)	(23.1)	(21.5)	(22.7)	(22.5)	(90.2)	(89.8)	(91.1)
Equity in nonconsolidated affiliates	3.3	3.1	3.3	3.2	3.1	3.2	2.5	2.6	2.3	2.6	2.6	12.0	10.1	4.6
Other income (5) (6)	1.2	0.4	0.9	1.2	0.2	0.7	0.6	1.5	0.7	1.4	0.7	2.7	4.3	4.7
Noncontrolling interests (7)	(12.8)	(13.2)	(12.6)	(12.5)	(11.4)	(11.3)	(11.8)	(10.6)	(10.3)	(10.3)	(9.7)	(47.0)	(40.9)	(33.3)
Adjusted EBITDA	**$ 125.2**	**$ 125.1**	**$ 127.0**	**$ 122.9**	**$ 110.5**	**$ 115.3**	**$ 117.5**	**$ 112.1**	**$ 95.9**	**$ 100.4**	**$ 101.2**	**$ 466.2**	**$ 409.6**	**$ 363.7**

(1) Reconciliation to GAAP provided on slides 53, 88 - 91, and 93.

In arriving at Adjusted EBITDA, the following were excluded:	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010	Full Year 2009
(2) Restructuring charges	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ -	$ 0.2	$ -	$ -	$ -	$ 0.2	$ -
(3) Restructuring charges associated with closed outpatient satellite clinics	-	-	-	-	-	-	-	-	-	-	-	-	-	0.4
(4) Stock-based compensation expense	6.1	5.9	6.1	5.9	4.9	5.3	4.2	5.2	3.4	4.0	3.8	20.3	16.4	13.4
(5) Impairments related to investments	-	-	-	-	-	-	-	-	-	-	-	-	-	1.4
(6) Gain on consolidation of St. Vincent Rehabilitation Hospital	4.9	-	-	-	-	-	-	-	-	-	-	-	-	-
(7) Noncontrolling interests related to discontinued operations	-	-	-	-	(0.1)	(0.9)	(0.1)	0.1	(0.2)	(0.1)	0.1	(1.1)	(0.1)	0.7

40

HEALTHSOUTH

Outstanding Share Summary and Warrant Information

(Millions)

	Weighted Average for the Period						
			Full Year				
	Q3 2012	Q3 2011	2011	2010	2009	2008	2007
Basic shares outstanding [(1) (2)]	94.7	93.3	93.3	92.8	88.8	83.0	78.7
Diluted shares outstanding [(1) (2) (3)]	108.1	109.2	109.2	108.5	103.3	96.4	92.0

	End of Period			
	Q3 2012	Q3 2011	FY 2011	FY 2010
Basic shares outstanding [(1) (2)]	94.6	93.3	93.3	92.8
Convertible perpetual preferred stock	0.353	0.400	0.400	0.400
If converted, equivalent common shares	11.6	13.1	13.1	13.1

Notes:

(1) Does not include 2.0 million warrants issued in connection with a January 2004 loan repaid to Credit Suisse First Boston. In connection with this transaction, we issued warrants to the lender to purchase two million shares of our common stock. Each warrant has a term of ten years from the date of issuance (expire January 16, 2014) and an exercise price of $32.50 per share. The warrants were not assumed exercised for dilutive shares outstanding because they were antidilutive in the periods presented.

(2) The agreement to settle our class action securities litigation received final court approval in January 2007. These shares of common stock and warrants were issued on September 30, 2009. The 5.0 million of common shares are now included in the outstanding shares. The warrants to purchase approx. 8.2 million shares of common stock at a strike price of $41.40 (expire January 17, 2017) were not assumed exercised for the dilutive shares outstanding because they were antidilutive in the periods presented.

(3) The difference between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock (convertible into11.6 million common shares at the end of Q3 2012). The preferred stock is convertible, at the option of the holder, at any time into shares of common stock at an initial conversion price of $30.50 per share, which is equal to an initial conversion rate of approximately 32.7869 shares of common stock per share of preferred stock, subject to a specified adjustment. We may at any time cause the shares of preferred stock to be automatically converted into shares of our common stock at the conversion rate then in effect if the closing price of our common stock for 20 trading days within a period of 30 consecutive trading days ending on the trading day before the date we give the notice of forced conversion exceeds 150% of the conversion price of the preferred stock. In the first 9 months of 2012, the Company repurchased 46,645 shares of its convertible perpetual preferred stock.

41

HEALTHSOUTH.

Business Outlook 2012 to 2014 (as of November 13, 2012) 42

Business Outlook: 2012 to 2014

Business Model

- **Adjusted EBITDA CAGR: 5-8%** (1)(2)
- **Adjusted Free Cash Flow CAGR: 12-17%** (1)(2)

Strategy	2011	2012	2013	2014
Delevering (3)	Achieved **< 3.0x** Debt to Adjusted EBITDA	**< 3.0x** Debt to Adjusted EBITDA (subject to operating environment)		
Core Growth	**Same-store Growth** (Includes bed expansions and unit consolidations)			
	De novos 1- Cypress, TX	**De novos** 1- Ocala, FL	**De novos** (target of 4/year)	
	IRF Acquisitions 1- Drake, OH	**IRF Acquisitions** (target of 2/year)		
Opportunistic Growth				**Consider opportunistic, disciplined acquisitions** of complementary post-acute services **Key Considerations:** • Regulatory clarity • Market conditions • Purchase price and terms and conditions
Key Operational Initiatives	• **Clinical Information System (CIS)** Pilot	• **CIS** Company-wide Implementation		
	• **Beacon** (Management Reporting Software) = Labor / outcomes / quality optimization • **TeamWorks** = Care Management • **"CPR"** (Comfort, Professionalism, Respect) Initiative			

(1) Reconciliation to GAAP provided on slides 52, 53, 88, 89, and 93.
(2) These are multi-year CAGRs; annual results may fall outside the range.
(3) Exclusive of any E&Y recovery.

43

HEALTHSOUTH

Business Outlook: Revenue Assumptions Revenue Volume • 2.5% to 3.5% annual growth (excludes acquisitions) • Includes bed expansions, de novos and unit consolidations Pricing 72% 8% 20% FY 2012 FY 2013 (3) FY 2014 Q4 11 - Q3 12 Q4 12 - Q3 13 Q4 13 - Q3 14 Market basket update (1) 2.9% 2.7% 2.9% Healthcare reform reduction 10 bps 10 bps 30 bps Productiv ity adjustment (1) 100 bps 70 bps ~ 110 bps Medicare Pricing 2012 2013 2014 3-5% 2-4% 2-4% Expected Price Increases Managed Care Medicare Managed Care Other (1) Medicare IRF-PPS Rule for 2012, Medicare IRF-PPS Notice for FY 2013, and management’s estimates for FY 2014. (2) The Budget Control Act of 2011 includes a reduction of up to 2% to Medicare payments for all providers upon executive order of the President in January 2013. The reduction would be made from whatever level of payment would otherwise be provided under Medicare law and regulation. We currently estimate this automatic reduction, known as “sequestration,” will result in a net decrease to our net operating revenues of approx. $34 million annually in 2013. (3) We believe based on the Medicare IRF-PPS Notice for FY 2013, HealthSouth should realize a net increase of approx. 2.1% in FY 2013 before applying the effect of sequestration. 44 2% Sequestration (2)

Business Outlook: Expense Assumptions Expense Salaries & Benefits (1) Hospital Expenses • Other operating expenses and supply costs tracking with inflation • Occupancy costs relatively constant as percent of revenue • Bad debt expense of approx. 1.3% to1.5% 2012 2013 2014 Merit increases (2) ~2% 0.5-0.6% 2.25-2.5% Benefit costs in reas s 5-8% 8-10% (2) 5-8% General and Administrative ~4.5% of revenue (excludes stock-based compensation) Salaries & Benefits Hospital Expenses (1) Salaries, Wages and Benefits: ~ 90% Salaries and Wages; ~10% Benefits. (2) Q1 2012 thru Q3 2012 includes an approx. 2% merit increase for non-management employees. In Q4 2012, the Company will pay an approx. $11 million employee bonus in lieu of an October 1, 2012 merit increase for non-management employees. The 0.5-0.6% represents a 2.25-2.5% increase effective October 1, 2013. Because the October 1, 2012 merit increases were foregone, the Company expects to absorb all of the benefit costs increases in 2013. 45 Merit increase assumptions will be updated in early 2013 when we roll the three year “Business Outlook” forward.

Guidance (as of November 13, 2012) 46

2012 Revised Guidance – Adjusted EBITDA[1]

Original Guidance	Revised Guidance		
Feb. 23, 2012	April 26, 2012	July 26, 2012	Oct. 25, 2012
$475 million to $485 million	$475 million to $485 million; (The high end of, or greater than)	$487 million to $495 million	$490 million to $495 million

Includes approx. $11 million employee bonus in lieu of October 1, 2012 merit increase

Q4 2012 Considerations:

- ✓ **Revenue growth of 3.6% to 5.2% (October through December 2012)**
  - Discharge growth between 2.5% and 3.5% (October through December 2012)
  - Revenue per discharge growth between 2.0% and 2.5% (October through December 2012)
  - The 2013 IRF-PPS final notice will result in a net increase of approx. 2.1% to our Medicare payment rate in Q4 2012.
- ✓ **Q4 2012 includes one-time bonus of approx. $11 million in lieu of October 1, 2012 merit increase for all non-management employees (a 2.25% merit increase would have increased SWB by approx. $5.5 million in Q4 2012).**
- ✓ **Installation of new clinical information system in twelve existing hospitals expected to increase operating expenses by approx. $1 million in Q4 2012**
- ✓ **Higher workers' compensation expense of approx. $2 million in Q4 2012 due to revised actuarial estimates in Q4 2011**
- ✓ **Q4 2011 Adjusted EBITDA benefited by $2.4 million from a nonrecurring franchise tax recovery**

[1] Reconciliation to GAAP provided on slides 53, 88, 89, and 93.

47

HEALTHSOUTH

2012 Revised Guidance - EPS

Earnings per Share from Continuing Operations Attributable to HealthSouth [(1)]
$1.49 to $1.53

Based on results for the first 9 months of 2012, HealthSouth is raising it expectations for full-year 2012 results.

Considerations:

- ✓ Q4 2012 will include a $2.7 million loss on early extinguishment of debt for the redemption of 10% of the 2018 and 2022 Senior Notes.
- ✓ Assumes provision for income tax of approx. 39% in 2012 vs. approx. 19% in 2011 [(2)]
- ✓ Cash taxes expected to be $8 to $12 million

	EPS Guidance		
	Actual	Low	High
(In Millions, Except Per Share Data)	2011	2012	
Adjusted EBITDA	$ 466.2	$ 490	$ 495
Interest expense and amortization of debt discounts and fees	(119.4)	(95)	
Depreciation and amortization	(78.8)	(82)	
Stock-based compensation expense	(20.3)	(23)	
Other, including non-cash loss on disposal of assets	(4.3)	(7)	
	243.4	283	288
Certain Nonrecurring Expenses:			
Government, class action and related settlements	12.3	4	
Professional fees - accounting, tax and legal	(21.0)	(17)	
Loss on early extinguishment of debt	(38.8)	(4)	
Gain on consolidation of St. Vincent Rehabilitation Hospital	-	5	
Pre-tax income	195.9	271	276
Income tax (assumes 39% in 2012)	(37.1) [(3)]	(105)	(107)
Income from continuing operations [(1)]	$ 158.8	$ 166	$ 169
Basic shares	93.3	94.6	94.6
Earnings per share [(1) (4)]	$ 1.42	$ 1.49	$ 1.53

(1) Income from continuing operations attributable to HealthSouth
(2) Estimated effective tax rate using pre-tax income from continuing operations attributable to HealthSouth
(3) Includes an approx. $46 million, or $0.49 per share, benefit primarily related to the Company's settlement with the IRS for tax years 2007 and 2008, a decrease in the valuation allowance, and a reduction in unrecognized tax benefits due to the lapse of the statute of limitations for certain federal and state claims
(4) The dividends related to our convertible perpetual preferred stock must be subtracted from income from continuing operations when calculating basic earnings per share.

48

HEALTHSOUTH

Income Tax Considerations GAAP Considerations: •As of 9/30/12, the Company’s federal NOL had a balance of approx. $1.0 billion. • The Company has a remaining valuation allowance of approx. $49 million, primarily related to state NOLs. Future Cash Tax Payments: • The Company expects to pay approx. $8 million to $12 million per year of income tax. •HealthSouth is not currently subject to an annual use limitation (“AUL”) under Internal Revenue Code Section 382 (“Section 382”). A “change of ownership,” as defined by Section 382, would subject the Company to an AUL, which is equal to the market capitalization of the Company at the time of the “change of ownership” multiplied by the long-term tax exempt rate. 49

Adjusted Free Cash Flow (1) Considerations (1) Reconciliation to GAAP provided on slide 52 (2) Definition of adjusted free cash flow is net cash provided by operating activities of continuing operations minus capital expenditures for maintenance, net settlements on interest rate swaps, dividends paid on preferred stock, distributions to noncontrolling interests, and nonrecurring items. (3) Net of amortization of debt and discounts and fees (4) Assumption for 2012 includes the $18.9 million for first nine months 2012 plus $5.7 million funded on October 15, 2012. 50 Certain Cash Flow Items (2) (millions) 2011 Actual 9 Months 2012 Actual 2012 Assumptions  Cash interest expense (3) $115.2 $67.1 $92  Cash payments for taxes $9.1 $9.6 $8 to $12  Working capital and other $10.6 $26.9 $20 to $30  Maintenance CAPEX $50.8 $68.0 $75 to $85  Net cash swap-related settlements $10.9 - -  Dividends paid on preferred stock (4) $26 $18.9 $24.6 The increase in 2012 maintenance CAPEX is driven by the clinical information system roll-out, two major hospital renovations, and increased hospital refresh projects.  2012 adjusted free cash flow growth reflects increased maintenance capital expenditures and working capital.  Multi-year adjusted free cash flow CAGR of 12% to 17%

Free Cash Flow 51

Adjusted Free Cash Flow

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	Q3		9 Months		Full Year				
(Millions)	2012	2011	2012	2011	2011	2010	2009	2008	2007
Net cash provided by operating activities	$ 107.2	$ 55.1	$ 302.2	$ 213.2	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Impact of discontinued operations	0.2	(2.2)	(1.5)	(9.4)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Net cash provided by operating activities of continuing operations	107.4	52.9	300.7	203.8	333.6	317.8	400.4	194.7	227.3
Capital expenditures for maintenance (1)	(17.9)	(12.8)	(68.0)	(35.1)	(50.8)	(37.9)	(33.2)	(41.5)	(22.4)
Net settlements on interest rate swaps (2)	-	-	-	(10.9)	(10.9)	(44.7)	(42.2)	(20.7)	0.1
Dividends paid on convertible perpetual preferred stock	(5.8)	(6.5)	(18.9)	(19.5)	(26.0)	(26.0)	(26.0)	(26.0)	(26.0)
Distributions paid to noncontrolling interests of consolidated affiliates	(13.6)	(10.7)	(37.6)	(34.0)	(44.2)	(34.4)	(32.6)	(33.4)	(23.4)
Non-recurring items:									
UBS Settlement proceeds, less fees to derivative plaintiffs' attorneys	-	-	-	-	-	-	(73.8)	-	-
Net premium (received) paid on bond issuance/redemption	-	8.9	-	22.8	22.8	-	-	-	-
Cash paid for professional fees - accounting, tax and legal	4.1	4.0	13.2	16.2	21.0	17.2	15.3	18.2	51.6
Cash paid for government, class action and related settlements	(2.6)	-	(2.6)	7.7	5.7	2.9	11.2	7.4	171.4
Income tax refunds related to prior periods	-	(3.5)	-	(6.9)	(7.9)	(13.5)	(63.7)	(89.4)	(457.7)
Adjusted free cash flow	**$ 71.6**	**$ 32.3**	**$ 186.8**	**$ 144.1**	**$ 243.3**	**$ 181.4**	**$ 155.4**	**$ 9.3**	**$ (79.1)**

(1) Maintenance capital expenditures are expected to be $75 to $85 million in 2012.

(2) Final swap payment of $10.9 million was made in March 2011.

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Net Cash Provided by Operating Activities Reconciled to Adjusted EBITDA

(Millions)	Q3 2012	Q3 2011	9 Months 2012	9 Months 2011	Full Year 2011	Full Year 2010	Full Year 2009	Full Year 2008	Full Year 2007
Net cash provided by operating activities	$ 107.2	$ 55.1	$ 302.2	$ 213.2	$ 342.7	$ 331.0	$ 406.1	$ 227.2	$ 230.6
Provision for doubtful accounts	(7.0)	(5.1)	(19.8)	(14.9)	(21.0)	(16.4)	(30.7)	(23.0)	(28.5)
Professional fees—accounting, tax, and legal	4.1	4.0	13.2	16.2	21.0	17.2	8.8	44.4	51.6
Interest expense and amortization of debt discounts and fees	23.5	26.3	69.8	96.3	119.4	125.6	125.7	159.3	229.2
UBS Settlement proceeds, gross	-	-	-	-	-	-	(100.0)	-	-
Equity in net income of nonconsolidated affiliates	3.3	3.1	9.7	8.8	12.0	10.1	4.6	10.6	10.3
Net income attributable to noncontrolling interests in continuing operations	(12.8)	(11.4)	(38.6)	(34.5)	(47.0)	(40.9)	(33.3)	(29.8)	(31.1)
Amortization of debt discounts and fees	(0.9)	(0.9)	(2.7)	(3.3)	(4.2)	(6.3)	(6.6)	(6.5)	(7.8)
Distributions from nonconsolidated affiliates	(2.4)	(4.2)	(7.9)	(9.7)	(13.0)	(8.1)	(8.6)	(10.9)	(5.3)
Current portion of income tax (benefit) expense	(0.6)	(0.1)	3.7	(1.5)	0.6	2.9	(7.0)	(72.8)	(330.4)
Change in assets and liabilities	13.0	37.4	51.4	65.7	49.9	2.8	(2.1)	50.6	5.5
Net premium paid on bond issuance/redemption	-	8.9	-	22.8	22.8	-	-	-	-
Change in government, class action and related settlements liability	(2.6)	-	(2.6)	(6.5)	(8.5)	2.9	11.2	7.4	171.4
Cash used in (provided by) operating activities of discontinued operations	0.2	(2.2)	(1.5)	(9.4)	(9.1)	(13.2)	(5.7)	(32.5)	(3.3)
Other	0.2	(0.4)	0.4	0.1	0.6	2.0	1.3	(1.4)	14.5
Adjusted EBITDA	$ 125.2	$ 110.5	$ 377.3	$ 343.3	$ 466.2	$ 409.6	$ 363.7	$ 322.6	$ 306.7

53

HEALTHSOUTH

Priorities for Reinvesting Free Cash Flows 54 Growth Prioritie s Alter n ate Op p ortu n itie s Debt Reduction Shareholder Distribution (1) 2012 includes the purchase of the real estate (previously subject to an operating lease) associated with our joint venture hospital in Fayetteville, AR for approx. $15 million, half of which was reimbursed to us by our joint venture partner through a capital contribution; also includes an initial investment for a replacement hospital for our currently leased hospital in Ludlow, MA. (millions) Growth in core business 2012 Assumptions 9 Months 2012 2011 Bed expansions (80 - 100 beds) $20 to $25 $14.5 $12.5 De novo hospitals (complete Ocala; start 4 others) $50 to $70 $28.8 $15.6 Acquisitions (target 2/year) - Free standing IRFS - Hospital Unit TBD $3.1 $6.5 $70 to $95, excluding acquisitions $46.4 $34.6 9 Months 2012 2011 Debt pay down, net - $256.6 Purchase leased properties (1) $9.4 $28.6 Convertible preferred stock repurchase ($125 million $46.5 - market repurchases) Common share repurchase ($125 million authorization) - - Cash dividends (one time or regular) - - $55.9 $285.2

Refinancing and Delevering 55

Debt Schedule (1) Redeemed 10% of the 2018 and 2022 notes on October 9, 2012 (2) Based on 4 Qtr trailing and 2011 Adjusted EBITDA of $500.2 million, $500.2 million, and $466.2 million, respectively; reconciliation to GAAP provided on slides 53, 88, 89, and 93. 56 Pro Forma Change S&P Moody Post Sept. 30, Dec. 31, in Debt (Millions) Corporate BB- Ba3 Redemption (1) 2012 2011 vs. YE 2011 Advances under $600 million revolving credit facility, August 2017 - 3 Month LIBOR +175bps BB+ Baa3 -$ -$ -$ -$ Advances under $500 million revolving credit facility, May 2016 - 3 Month LIBOR +225bps BB+ Baa3 - - 110.0 (110.0) Term loan facility, May 2016 - 3 Month LIBOR +225bps BB+ Baa3 - - 97.5 (97.5) Bonds Payable: 7.25% Senior Notes due 2018 (1) BB- B1 302.9 336.6 336.7 (0.1) 8.125% Senior Notes due 2020 BB- B1 286.1 286.1 285.8 0.3 7.75% Senior Notes due 2022 (1) BB- B1 280.7 311.9 312.0 (0.1) 5.75% Senior Notes due 2024 BB- B1 275.0 275.0 - 275.0 Other bonds payable - - 1.5 (1.5) Other notes payable 37.3 37.3 35.3 2.0 Capital lease obligations 75.0 75.0 75.9 (0.9) Long-term debt 1,257.0$ 1,321.9$ 1,254.7$ 67.2$ Debt to Adjusted EBITDA (2) 2.5x 2.6x 2.7x Credit Rating

($ Billions) Year-End 2010 Goal: 3.75x to 4.00x (1) Based on 2008 and trailing 4 quarters Adjusted EBITDA of $322.6 million and $500.2 million, respectively; reconciliation to GAAP provided on slides 53 and 88 - 93. (2) Based on the pro forma debt level reflecting the redemption of 10% of the 2018 and 2022 Senior Notes in October 2012; see slide 56. Debt and Liquidity Pro forma (2) Sept. 30 Dec. 31, Sept. 30, 2012 2012 2011 Cash Available 96.8$ 163.2$ 30.1$ Revolver Total Line 600.0$ 600.0$ 500.0$ Less: – Draws - - (110.0) – Letters of credit (41.4) (41.4) (44.6) 558.6$ 558.6$ 345.4$ Total Liquidity 655.4$ 721.8$ 375.5$ Available Liquidity 57 $1.81 $1.66 $1.51 $1.25 $1.25 YE 2008 YE 2009 YE 2010 YE 2011 Trailing 4 Qtrs 5.6x(1) 2.5x(1) Debt Outstanding (2) Credit Ratings S&P Moodys Corporate Rating BB- Ba3 Stable Revolver Rating BB+ Baa3 Senior Notes Rating BB- B1 (b ill io n s)

Debt Maturity Profile 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 $303 Senior Notes 7.25% $286 Senior Notes 8.125% $281 Senior Notes 7.75% ($ in millions) $41 LC $600 Revolver L+175 Pro forma September 30, 2012 (2) $559 Undrawn • 10% of the outstanding principal is currently callable per annum at 103%. • Redeemed 10% of the 2018 and 2022 notes on October 9, 2012 (1) The credit agreement has a $200 million restricted payment basket for debt repayment and stock repurchases, which is subject to an annual grower basket equal to 50% of excess cash flow plus certain other amounts including net cash proceeds from certain equity issuances. (2) Does not include $342.2 million of convertible perpetual preferred stock and capital leases and other note payables.  Additional debt pre-payment opportunities and flexible covenants (1)  No near-term maturities and well-spaced debt maturities  Limited exposure to higher interest rates $275 Senior Notes 5.75% HealthSouth is now positioned with a lower-cost, flexible capital structure… 58

Credit Agreement Key Covenants (1) Terms Acquisitions Limited by compliance with leverage and interest coverage covenants currently requiring 4.50x and 2.5x, respectively Restricted payments: Share repurchase (2) $200 million (shared with other restricted payment basket) Other debt repurchase (2) $200 million (shared with other restricted payment basket) Unsecured debt issuance Unlimited up to 4.5x leverage ratio 59 (1) Amendments to the credit agreement were filed as Exhibit 10.1 to Form 10-Q on October 26, 2012. Full agreement filed as Exhibit 10.2 to Form 10-Q on August 4, 2011. (2) The maximum amount limitations above are subject to increase by a “grower” basket equal to 50% of excess cash flow plus certa in other amounts including net cash proceeds from certain equity issuances. Purchases of the convertible perpetual preferred stock do not count against the restricted payments basket, so long as the leverage ratio is not greater than 3:1 and there is no default under other covenants. Based on year-end results, the restricted payment basket (2) is approx. $300 million.

Growth 60

Demographics + population growth and changes (weighted by age) = Rehab CAGR Growth goals for the market and/or hospital Sales and Marketing Strategies • Defining “upstream” opportunities • Identifying CMS-13 discharges • “Converting” CMS-13 patients to rehab Market Dynamics • Existing IRF beds • Managed care penetration • Competition Organic Growth: A Strategic Framework Bottoms-up approach to HealthSouth’s growth projections 61

Organic Growth: Compounded Annual Growth Rate (CAGR) (1) (1) Numbers in map are for illustrative purposes only and do not represent actual results. (2)“Weighted for Rehab Services” - methodology weights growth in rehab age groups higher. % CAGR Rehab by Zip Code Weighted for Rehab Services (1) (2) Organic Growth • Demographic changes • Population growth % CAGR Weighted for Rehab Services Treasure Coast Primary 2.64% Treasure Coast SSA – Glades 1.47% Treasure Coast SSA – Martin 2.92% Okeechobee 2.34% Treasure Coast Tertiary 2.24% Combined 2.45% State of Florida 2.72% USA 2.31% 62

De Novo Market Selection Process 63 Active Development List Corporate Assessment Strategic Approach • Build • Buy • JV Regional President Priority Assessment “Deep Dive” Market Assessments Potential Opportunity List (160 opportunities identified) National Market Assessment (3,141 counties in 48 states studied) • Population and Demographics • IRF Conversion Rates • Acute Care Referral Sources • Inpatient Rehab Competition • Other Competitors • Payor Environment • CON/Non-CON

• No guarantee on timeframe or ultimate success • Input from design, operations and real estate • ~ Six acres with building expansion capability • Proximity to acute-care providers • Permitting • Land • IRR • NPV • Cash payback ..... CON Approval Site Selection Cost Assessment Pro forma Financials Execution • Design • Construction NO GO GO De Novo Evaluation Process 64 Market Selection GO NO GO

Illustrative De Novo Timeline 65 Day 1 CON Process Construction With CON Design Planning & Zoning Groundbreaking Opening Construction Design Planning & Zoning Groundbreaking Month 20 Opening Day 1 Without CON 6 months to 3 years 20 months

Portfolio Growth: De Novo (40 bed) Assumptions and Timing 66 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 49). (2) Does not include Middletown, DE or Williamson Co., TN where CON awards are under appeal All projects have minimum IRR target of 15% (pre-tax). Investment Considerations • Target 4 openings/Year • Cash Payback (1) = 5 to 7 years • Assumes sequestration in 2013 • Inclusive of CON costs (where applicable) • Includes cost of CIS installation • All private rooms • A minimum of 30 patients treated for “zero” revenue (Medicare pre-certification) • Core infrastructure of building anticipates future expansion; potential to enhance returns with future bed expansion Capital Cost (millions) Low High Operational Date Location (2) Beds Construction, design, permitting, etc. $11.5 $15.5 TBD Q1 2014 Southwest Phoenix, AZ Orlando, FL 40 50 Land 2.0 2.5 Equipment (including CIS) 3.5 4.0 Q2 2013 Q2 2013 Littleton, CO Stuart, FL 40 34 $17.0 $22.0 Pre-Opening Expense (thousands) Low High Q4 2012 Ocala, FL 40 Operating $200 $300 Q4 2011 Cypress, TX 40 Salaries, wages, benefits 150 200 Q3 2010 Q2 2010 Bristol,VA Loudoun County, VA 25 40 $350 $500 Q3 2009 Mesa, AZ 40

(1) Hospital EBITDA = earnings before interest, taxes, depreciation and amortization directly attributable to the related hospital. De Novo Occupancy and EBITDA(1) Trends 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 1 2 3 4 5 6 7 8 9 10 11 12 Petersburg Fredericksburg Mesa Loudoun Bristol Cypress HLS Avg. 2011 Occupancy Months 67 Occupancy Sustained Positive EBITDA Range

Portfolio Growth: Acquisition Assumptions, Timing and Performance 68 (1) Future cash payback periods may increase when the Company exhausts its significant NOLs (slide 49). Acquisition Assumptions Investment Considerations Value Added • Cash Payback (1) = 4 to 6 years • Target: 2 acquisitions/Year • Assumes sequestration in 2013 • TeamWorks approach to sales/marketing • Labor management tools and “best practices” • Clinical expertise • Clinical technology and programming • Supply chain efficiency • Medical leadership and clinical advisory boards All projects have minimum IRR target of 15% (pre-tax). Unit Acquisitions Location Beds Date Acquired San Antonio, TX 34 Q3 2012 Ft. Smith, AR 30 Q3 2010 Little Rock, AR 23 Q1 2010 Altoona, PA 18 Q4 2009 Arlington, TX 30 Q3 2008 IRF Acquisition Location Date Acquired Acquired Census One year Later Census Augusta, GA TBD TBD TBD Cincinnati, OH Q4 2011 0 9 months census = 28 Sugar Land, TX Q3 2010 26 35 Las Vegas, NV Q2 2010 16 35 Vineland, NJ Q3 2008 26 31

69 Acute Care Hospital Discharge Long-Term Acute Care Hospital (1) Hospice Inpatient Rehabilitation Facility (1) Skilled Nursing Facility Home Health (1) (Highest Acuity) (Lowest Acuity) Future Growth: Complementary Post-Acute Care Services Medicare Spending (billions) $5.4 $13.0 $6.7 $31.8 $19.6 # of Discharges 134,683 1,159,000 359,000 2,418,442 3,400,000 Length of Stay 26.6 days 86 days 13.1 days <100 days N/A # of Providers 436 3,696 1,165 15,161 12,026 Facility Ownership Mix For-Profit (83%) Non-Profit (16%) Gov't (1%) For-Profit (55%) Non-Profit (31%) Other (14%) For-Profit (25%) Non-Profit (62%) Gov't (13%) For-Profit (70%) Non-Profit (25%) Gov't (5%) For-Profit (87%) Non-Profit (13%) Hospital vs. Free-standing Free-standing (70%) Hospital Based (30%) Free-standing (70%) Hospital Based (14%) Home Based (16%) Free-standing (20%) Hospital Based (80%) Free-standing (94%) Hospital Based (6%) N/A Rural vs. Urban Urban (95%) Rural (5%) Urban (70%) Rural (30%) Urban (83%) Rural (17%) Urban (70%) Rural (30%) Urban (86%) Rural (14%) (1) For information on HealthSouth’s hospital portfolio, see slide 4. Sources: Medpac Data Book, June 2012 – pages 117-119, 126, 127, 129, 133, 135, 192, and 194, Medpac Payment Policy, March 2012 – pages 175, 198, 239, 290, 302

• The Company has adequate cash to fund growth. • The Company continues to have excellent organic growth opportunities.  Located in Medicare growth markets  Non-discretionary nature of many conditions served  Track record of consistent market share gains • De novos and targeted IRF acquisitions will allow entry to, and growth in, new markets.  Disciplined evaluation process  Proven track record of success • Longer-term consideration of acquiring complementary post-acute services predicated on:  Regulatory clarity  Favorable market conditions  Purchase price and terms and conditions Growth: Summary 70 The Company still believes investing in growth is a correct long-term strategy. In response to uncertainty coming from Washington, D.C., and the dislocation in the capital markets, the Company slowed the development of new de novos in the third and fourth quarters of 2011. Once the Budget Control Act of 2011 outcome was known (2% sequestration), the Company recharged its de novo development.

Operational Initiatives 71

Operational Strategy Excellence in … 72 • Care Management TeamWorks project • Identify trends and establish “best practices” for the prevention of acute care transfers • Provide a robust rehabilitation specific clinical education program for nurses and therapists • BEACON management reporting system • Roll out staff scheduling systems • Standardize best practices and purchasing across hospitals • Maximize hospital utilization of national procurement contracts • Patient satisfaction survey tool through Press Ganey • CPR (Comfort, Professionalism, Respect) patient experience campaign • Customer training videos for hospital staff Clinical Care Operations Service Electronic clinical information system (CIS)

CIS Standardization Improves Patient Safety and Streamlines Operational Efficiencies Pre-Admission Assessment & Approval Discharge Planning and Patient Education • Patient History • Problems and Diagnoses •Orders and Results • Plan of Care • Workflow Alerts and Reminders • Treatment and Interventions Document Imaging Charge and Registration Services • Registration • Census • Coding • Billing Quality Reporting • Uniform Data Systems • Clinical Data Warehouse • Clinical Intelligence Integrated Electronic Medical Record Referral Hospitals Coordinate Care and Engage Patients Ancillary Services Clinical Notes • Physician • Nursing • Therapy • Care Mgmt. Integrated and Bar-coded Point of Care Medication Administration Treatment Plan • Computerized Physician Order Entry (CPOE) • Clinical Decision Support (CDS) CIS Benefits and Value Proposition • Streamline sales and marketing process • Clinical charge capture efficiency • Real time awareness of therapy intensity (higher intensity associated with better outcomes) • Enterprise standardized clinical documentation and coding processes • Workflow management, patient/resource scheduling Operational Efficiencies • Automated medication administration at the point of care • Clinical data repository (reporting and outcomes) • Real time patient condition awareness • Rule driven identification of preventable adverse medical events Patient Safety 76 • Stage setter for interoperability with referral source and health information exchanges • Patient-centered care is a key competitive differentiator and impacts patient choice Cost-Effectiveness 73

CIS Benefits and Value Proposition • Streamline sales and marketing process • Clinical charge capture efficiency • Real time awareness of therapy intensity (higher intensity associated with better outcomes) • Enterprise standardized clinical documentation and coding processes • Workflow management, patient/resource scheduling Operational Efficiencies • Automated medication administration at the point of care • Clinical data repository (reporting and outcomes) • Real time patient condition awareness • Rule driven identification of preventable adverse medical events Patient Safety 74 • Stage setter for interoperability with referral sources and health information exchanges • Patient-centered care is a key competitive differentiator and impacts patient choice Cost-Effectiveness

CIS Timeline

ACE IT
Advancing Clinical Excellence Through Information Technology

2013 - 2016	• Complete installation in remaining hospitals and acquired hospitals • Install ACE IT in all de novo HealthSouth hospitals
2012	• Install ACE IT in 12 existing hospitals • Install ACE IT in de novo located in Ocala, FL
2011	• Signed contract with Cerner for Company-wide implementation starting in 2012 • Installed ACE IT in existing HealthSouth hospital (Valley of the Sun) • Installed ACE IT in HealthSouth Rehabilitation Hospital of Cypress, TX
2010	• Installed ACE IT in HealthSouth Rehabilitation Hospital of Northern, VA hospital
2009	• Pilot project kickoff in August; designated "ACE IT" • Core team assembled; pilot hospitals identified • Cerner selected for pilot
2008	• Restart evaluation of three potential vendors
2006 - 2007	• CIS project put on hold due to financial constraints, divestitures, and delevering • Initial vendor evaluations in 2006
2005	• Initial request for proposal sent to six vendors; six vendors responded; three finalists were chosen

75 HEALTHSOUTH

CIS Cost

- **No incentive payments (i.e. "HITECH") for inpatient rehabilitation hospitals (1)**
  - Only acute care hospitals are eligible
- **Installation cost will vary by hospital depending on items such as size and physical plan.**
  - Installation cost expected to be in a range of $1 million to $1.5 million per hospital.
  - Approx. 70% of the initial spend will be capital expense and the remainder will be operating expense.
- **Projected/estimated costs:**

($ millions)	2012	2013	2014
No. of hospitals installed	13	20	20
Operating expenses	~$9	~$11	~$13
CAPEX	~$18	~$23	~$18

(1) The American Recovery and Reinvestment Act of 2009 (Pub. L. 111–5) provides incentive payments to eligible professionals, eligible hospitals, and critical access hospitals participating in Medicare and Medicaid programs that adopt and successfully demonstrate "meaningful use" of certified electronic health record technology.

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TeamWorks: Care Management

2012 will be the first full year of "Care Management" implementation.



Effective & Efficient Care Management
Referral Management
Pre-authorization / Pre-certification
Patient Assessment
Care Delivery & Documentation
Interdisciplinary Team Process
Denials & Approvals
Outcomes Analysis

Goals

- Improve operational effectiveness, patient satisfaction, and quality outcomes
- Engage interdisciplinary teams
- Reduce:
  - Complication rates
  - Cost per case
  - Payor denials
- Increase:
  - Quality outcomes
  - Patient involvement in care decisions
- Standardize "Care Management" staffing (added approx. one clinical resource per hospital)

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CPR: Comfort, Professionalism, Respect • All employees trained in the CPR campaign. • Hospital-based trained facilitators will work directly with employees. • A series of short videos is used to depict common scenarios of patient/staff situations. • Facilitator training is highly interactive, encouraging discussions among staff. CPR is an in-house course designed to train all employees to realize that even minor encounters between staff and patients can have a memorable impact on the patient’s entire experience. Ultimate goal is to improve employee- to-patient interactions, leading to: • Improved patient satisfaction scores • Reduced patient complaints • More satisfied employees 78

79

80 BEACON: Management Reporting (1) (1) Numbers in screen shot have been modified for presentation and do not represent actual results.  Provides regional presidents and hospital CEOs real-time data to run the business  Benchmarking – side-by-side hospital comparison  Quality • Key care indicators • Patient satisfaction  Volume metrics - admissions and discharges  Labor productivity  Other variable expenses Beacon – “Proprietary Operation Management Tool”

81 BEACON: SmartSystem Analytics  Standardized best practices and purchasing  Optimize vendor relationships through Electronic Data Interchange (EDI) and vendor consolidation  National procurement contracts awarded through standardized RFP processes  Leverage scale to receive competitive terms and pricing  Maximizes hospital utilization of national procurement contracts  Active management of cost per patient-day ($PPD) by expense type SmartSystem -“Proprietary Supply-Chain Management and Procurement Solution”

Operational Initiatives: SmartSystem 82 $887 $883 $869 $837 2009 2010 2011 Trailing 4 Qtrs Supply Cost per Discharge 82 Completed initiatives: • Dialysis • Food • Pharmacy • Office Supplies • Outside patient service • Therapy equipment • Supply costs per discharge have been reduced while acuity is increasing. • Savings have more than offset the effect of inflation.

Operational Metrics 83

• Salaries and Benefits reflects continued improvement from productivity gains and growing revenue base. • Hospital-related Expenses includes other operating, supplies, and occupancy. • General and Administrative excludes stock-based compensation. • Provision for Doubtful Accounts varies based on timing of denials by Medicare contractors. • Employees per Occupied Bed (“EPOB”) is calculated by dividing the number of full-time equivalents, including an estimate of full- time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company’s occupancy percentage. 50.8% 22.3% 5.5% 1.4% 49.7% 21.8% 5.1% 1.7% 49.1% 22.0% 4.8% 0.9% 48.4% 21.5% 4.5% 1.0% 48.5% 20.9% 4.3% 1.2% Salaries and Benefits Hospital-related Expenses General & Administrative Provision for Doubtful Accounts Operational Metrics: Expense Efficiencies (% of Net Operating Revenues) 2008 2009 2010 2011 2012 2008 2009 2010 2011 2012 2008 2009 2010 2011 2012 2008 2009 2010 2011 2012 (9 Months) (9 Months) (9 Months) (9 Months) 3.59 3.52 3.49 3.47 3.41 EPOB 84

Operational and Labor Metrics

	Q3 2012	Q2 2012	Q1 2012	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010	Full Year 2011	Full Year 2010	Full Year 2009
								(In Millions)						
Net patient revenue-inpatient	$ 498.9	$ 495.0	$ 500.6	$ 480.1	$ 458.8	$ 465.4	$ 462.1	$ 452.3	$ 422.6	$ 427.6	$ 420.2	$ 1,866.4	$ 1,722.7	$ 1,621.4
Net patient revenue-outpatient and other revenues	38.1	38.4	38.0	38.0	38.9	39.7	43.9	38.6	38.2	39.7	38.4	160.5	154.9	163.4
Net operating revenues	$ 537.0	$ 533.4	$ 538.6	$ 518.1	$ 497.7	$ 505.1	$ 506.0	$ 490.9	$ 460.8	$ 467.3	$ 458.6	$ 2,026.9	$ 1,877.6	$ 1,784.8
								(Actual Amounts)						
Discharges [1]	30,569	30,719	30,871	30,066	29,350	29,811	29,127	29,462	27,931	28,098	27,023	118,354	112,514	109,106
Outpatient visits	221,648	229,152	231,243	225,062	236,969	244,647	236,761	244,719	253,837	260,374	250,467	943,439	1,009,397	1,094,538
Average length of stay	13.6	13.4	13.5	13.4	13.4	13.4	13.8	13.4	13.8	13.7	14.2	13.5	13.8	13.9
Occupancy %	68.3%	69.2%	70.7%	67.7%	67.2%	69.0%	70.2%	67.8%	66.0%	67.8%	69.3%	67.7%	67.0%	67.7%
# of licensed beds	6,598	6,538	6,500	6,461	6,376	6,356	6,350	6,331	6,331	6,250	6,129	6,461	6,331	6,138
Occupied beds	4,506	4,524	4,596	4,374	4,285	4,386	4,458	4,292	4,178	4,238	4,247	4,374	4,242	4,155
Full-time equivalents (FTEs) [2]	15,545	15,378	15,271	15,079	15,081	15,150	15,045	14,958	14,785	14,628	14,450	15,089	14,705	14,552
Contract labor	61	56	69	56	60	76	89	84	71	84	74	70	79	92
Total FTE and contract labor	15,606	15,434	15,340	15,135	15,141	15,226	15,134	15,042	14,856	14,712	14,524	15,159	14,784	14,644
EPOB [3]	3.46	3.41	3.34	3.46	3.53	3.47	3.39	3.50	3.56	3.47	3.42	3.47	3.49	3.52

(1) Represents discharges from HealthSouth's 97 consolidated hospitals in Q3 2012; 96 consolidated hospitals in Q2 2012, Q1 2012, and Q4 2011; 94 consolidated hospitals in Q3 2011, Q2 2011, Q1 2011, Q4 2010, and Q3 2010; 92 consolidated hospitals in Q2 2010; 90 consolidated hospitals in Q1 2010 and Q4 2009; 91 consolidated hospitals in Q3 2009; and 90 consolidated hospitals in Q2 2009 and Q1 2009.

(2) Excludes approximately 400 full-time equivalents who are considered part of corporate overhead with their salaries and benefits included in general and administrative expenses in the Company's consolidated statements of operations. Full-time equivalents included in the above table represent HealthSouth employees who participate in or support the operations of the Company's hospitals.

(3) Employees per occupied bed, or "EPOB," is calculated by dividing the number of full-time equivalents, including an estimate of full-time equivalents from the utilization of contract labor, by the number of occupied beds during each period. The number of occupied beds is determined by multiplying the number of licensed beds by the Company's occupancy percentage.

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Payment Sources (Percent of Revenues) 2012 2011 2012 2011 2011 2010 Medicare 73.1% 72.0% 73.1% 71.8% 72.0% 70.5% Medicaid 1.4% 1.6% 1.3% 1.7% 1.6% 1.8% Workers' compensation 1.5% 1.6% 1.5% 1.7% 1.6% 1.6% Managed care and other discount plans (1) 19.1% 20.0% 19.4% 19.8% 19.8% 21.3% Other third-party payors 2.0% 1.9% 1.8% 2.0% 2.0% 2.3% Patients 1.4% 1.3% 1.4% 1.2% 1.2% 1.3% Other income 1.5% 1.6% 1.5% 1.8% 1.8% 1.2% Total 100.0% 100.0% 100.0% 100.0% 100.0% 100.0% Q3 Full Year9 Months (1) Managed Medicare revenues represent ~ 7%, 8%, 7%, 7%, 7%, and 8% of total revenues for Q3 2012, Q3 2011, 9 months 2012 and 2011, and full-years 2011 and 2010, respectively, and are included in “Managed care and other discount plans.” 86

Reconciliations to GAAP 87

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 93. (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Net income 56.8$ 59.9$ 59.9$ 176.6$ Loss (income) from disc ops, net of tax, attributable to HealthSouth 0.4 (3.5) 0.5 (2.6) Net income attributable to noncontrolling interests (12.6) (13.2) (12.8) (38.6) Income from continuing operations attributable to HealthSouth (2) 44.6 0.40$ 43.2 0.39$ 47.6 0.44$ 135.4 1.23$ Gov't, class action, and related settlements - - (3.5) (3.5) Pro fees - acct, tax, and legal 3.6 5.5 4.1 13.2 Provision for income tax expense 29.1 26.9 28.1 84.1 Interest expense and amortization of debt discounts and fees 23.3 23.0 23.5 69.8 Depreciation and amortization 19.5 20.0 21.3 60.8 Loss on early extinguishment of debt - - 1.3 1.3 Gain on consolidation of St. Vincent Rehabilitation Hospital - - (4.9) (4.9) Net noncash loss on disposal of assets 0.8 0.6 1.6 3.0 Stock-based compensation expense 6.1 5.9 6.1 18.1 Adjusted EBITDA (1) 127.0$ 125.1$ 125.2$ 377.3$ Weighted average common shares outstanding: Basic 94.5 94.6 94.7 94.6 Diluted 108.7 108.0 108.1 108.2 2012 Q1 Q2 9 MonthsQ3 88

Reconciliation of Net Income to Adjusted EBITDA (1) (1) (2) – Notes on page 93. 89 (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 91.5$ 32.3$ 68.3$ 62.5$ 254.6$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (17.6) (2.5) (34.8) 5.0 (49.9) Net income attributable to noncontrolling interests (11.7) (10.4) (11.3) (12.5) (45.9) Income from continuing operations attributable to HealthSouth (2) 62.2 0.57$ 19.4 0.14$ 22.2 0.17$ 55.0 0.50$ 158.8 1.42$ Gov't, class action, and related settlements - (10.6) - (1.7) (12.3) Pro fees - acct, tax, and legal 3.8 8.4 4.0 4.8 21.0 Provision for income tax (benefit) expense (7.4) 11.2 18.1 15.2 37.1 Interest expense and amortization of debt discounts and fees 35.1 34.9 26.3 23.1 119.4 Depreciation and amortization 19.5 19.6 19.5 20.2 78.8 Loss on early extinguishment of debt - 26.1 12.7 - 38.8 Net noncash loss on disposal of assets 0.1 1.0 2.8 0.4 4.3 Stock-based compensation expense 4.2 5.3 4.9 5.9 20.3 Adjusted EBITDA (1) 117.5$ 115.3$ 110.5$ 122.9$ 466.2$ Weighted average common shares outstanding: Basic 93.1 93.3 93.3 93.3 93.3 Diluted 109.0 109.5 109.2 109.1 109.2 2011 Q1 Q2 Full YearQ3 Q4

Reconciliation of Net Income to Adjusted EBITDA[1]

(in millions, except per share data)	2010 Q1 Total	Q1 Per Share	Q2 Total	Q2 Per Share	Q3 Total	Q3 Per Share	Q4 Total	Q4 Per Share	Full Year Total	Full Year Per Share
Net income	$ 50.5		$ 57.5		$ 41.9		$ 789.9		$ 939.8	
Income from disc ops, net of tax, attributable to HealthSouth	(1.2)		(3.4)		(3.4)		(1.2)		(9.2)	
Net income attributable to noncontrolling interests	(9.8)		(10.2)		(10.1)		(10.7)		(40.8)	
Income from continuing operations attributable to HealthSouth [2]	39.5	$ 0.36	43.9	$ 0.40	28.4	$ 0.24	778.0	$ 7.15	889.8	$ 8.20
Gov't, class action, and related settlements	-		-		0.8		0.3		1.1	
Pro fees - acct, tax, and legal	2.9		5.7		5.2		3.4		17.2	
Loss (gain) on interest rate swaps	4.3		(0.3)		9.0		0.3		13.3	
Provision for income tax expense (benefit)	2.4		(1.3)		(0.4)		(741.5)		(740.8)	
Interest expense and amortization of debt discounts and fees	30.5		30.1		30.8		34.2		125.6	
Depreciation and amortization	17.5		17.8		18.4		19.4		73.1	
Net noncash loss on disposal of assets	-		0.4		0.1		0.9		1.4	
Loss on early extinguishment of debt	0.3		0.1		-		11.9		12.3	
Stock-based compensation expense	3.8		4.0		3.4		5.2		16.4	
Other	-		-		0.2		-		0.2	
Adjusted EBITDA [1]	$ 101.2		$ 100.4		$ 95.9		$ 112.1		$ 409.6	
Weighted average common shares outstanding:										
Basic		92.7		92.8		92.8		92.8		92.8
Diluted		108.0		108.2		108.3		108.8		108.5

(1) (2) – Notes on page 93.

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HEALTHSOUTH.

Reconciliation of Net Income to Adjusted EBITDA (1) (in millions, except per share data) Total Per Share Total Per Share Total Per Share Total Per Share Total Per Share Net income 53.5$ 3.6$ 24.8$ 46.9$ 128.8$ (Income) loss from disc ops, net of tax, attributable to HealthSouth (1.8) (5.2) 5.6 (16.3) (17.7) Net income attributable to noncontrolling interests (8.6) (9.1) (8.0) (8.3) (34.0) Income (loss) from continuing operations attributable to HealthSouth (2) 43.1 0.42$ (10.7) (0.20)$ 22.4 0.18$ 22.3 0.17$ 77.1 0.58$ Gov't, class action, and related settlements (15.9) 48.7 8.5 (4.6) 36.7 Pro fees - acct, tax, and legal 4.8 (3.3) 3.5 3.8 8.8 Gain on early extinguishment of debt (1.8) (1.3) - - - Loss on interest rate swaps 5.0 3.8 7.9 2.9 19.6 Provision for income tax expense (benefit) 1.2 (0.3) (1.7) (2.1) (2.9) Interest expense and amortization of debt discounts and fees 34.4 31.1 29.5 30.7 125.7 Depreciation and amortization 16.6 16.8 17.0 17.2 67.6 Impairment charges, including investments 0.8 0.1 0.3 0.2 1.4 Net noncash loss on disposal of assets 1.0 1.2 0.6 0.6 3.4 Loss on early extinguishment of debt - - - 15.6 12.5 Stock-based compensation expense 3.7 2.9 3.4 3.4 13.4 Other - - - 0.4 0.4 Adjusted EBITDA (1) 92.9$ 89.0$ 91.4$ 90.4$ 363.7$ Weighted average common shares outstanding: Basic 87.5 87.6 87.6 92.6 88.8 Diluted 100.9 101.5 102.2 107.8 103.3 2009 Q1 Q2 Q3 Q4 Full Year (1) (2) – Notes on page 93. 91

Reconciliation of Net Income to Adjusted EBITDA (1) (in millions, except per share data) Total Per Share Total Per Share Net income 718.7$ 281.8$ Income from disc ops, net of tax, attributable to HealthSouth (462.4) (32.5) Net income attributable to noncontrolling interests (65.3) (29.4) Income from continuing operations attributable to HealthSouth (2) 191.0 2.08$ 219.9 2.28$ Gain on UBS Settlement - (121.3) Gov't, class action, and related settlements (2.8) (67.2) Pro fees - acct, tax, and legal 51.6 44.4 Loss on interest rate swaps 30.4 55.7 Provision for income tax benefit (325.6) (69.1) Interest expense and amortization of debt discounts and fees 229.2 159.3 Depreciation and amortization 71.3 78.9 Impairment charges, including investments 15.1 2.4 Net noncash loss on disposal of assets 7.3 2.0 Loss on early extinguishment of debt 28.2 5.9 Stock-based compensation expense 10.6 11.7 Other 0.4 - Adjusted EBITDA (1) 306.7$ 322.6$ Weighted average common shares outstanding: Basic 78.7 83.0 Diluted 92.0 96.4 2007 2008 (1) (2) – Notes on page 93. 92

Reconciliation Notes for Slides 88-92 1. Adjusted EBITDA is a non-GAAP financial measure. The Company’s leverage ratio (total consolidated debt to Adjusted EBITDA for the trailing four quarters) is, likewise, a non- GAAP financial measure. Management and some members of the investment community utilize Adjusted EBITDA as a financial measure and the leverage ratio as a liquidity measure on an ongoing basis. These measures are not recognized in accordance with GAAP and should not be viewed as an alternative to GAAP measures of performance or liquidity. In evaluating Adjusted EBITDA, the reader should be aware that in the future HealthSouth may incur expenses similar to the adjustments set forth. 2. Per share amounts for each period presented are based on diluted weighted average shares outstanding unless the amounts are antidilutive, in which case the per share amount is calculated using the basic share count after subtracting the quarterly dividend on the convertible perpetual preferred stock. The difference in shares between the basic and diluted shares outstanding is primarily related to our convertible perpetual preferred stock. 93